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                                                                    EXHIBIT 4.15


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                     AMERICAN COMMUNICATIONS SERVICES, INC.

                                  $220,000,000

                          13 3/4% SENIOR NOTES DUE 2007

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                             SUPPLEMENTAL INDENTURE

                          Dated as of February 27, 1998

                                       to

                                    INDENTURE

                            Dated as of July 23, 1997

                        --------------------------------

                            THE CHASE MANHATTAN BANK,

                                     Trustee

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                  SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of February 27, 1998, by and between AMERICAN COMMUNICATIONS SERVICES, INC., a Delaware corporation (the "Company"), having its principal office at 131 National Business Parkway, Suite 100, Annapolis Junction, Maryland 20701, and The Chase Manhattan Bank (formerly known as Chemical Bank), a New York banking corporation, as trustee (the "Trustee") under the Indenture (as defined below), having its Corporate Trust Office at 450 West 33rd Street, New York, New York 10001-2697. Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Indenture.

                  WHEREAS, the Company and the Trustee previously duly executed, and the Company duly delivered to the Trustee, an Indenture dated as of July 23, 1997 (the "Indenture"), relating to $220,000,000 aggregate principal amount of the Company's 13 3/4% Senior Notes due 2007 (the "Notes");

                  WHEREAS, pursuant to Section 9.02 of the Indenture, the Company and the Trustee have obtained the consent of the Holders of not less than a majority in principal amount of the outstanding Notes to the amendments made hereby;

                  WHEREAS, the Board of Directors of the Company has authorized the execution of this Supplemental Indenture and its delivery to the Trustee;

                  WHEREAS, the Company has delivered an Officers' Certificate and Opinion of Counsel to the Trustee pursuant to Section 9.07 of the Indenture; and

                  WHEREAS, all other actions necessary to make this Supplemental Indenture a legal, valid and binding obligation of the parties hereto in accordance with its terms and the terms of the Indenture have been performed;

                  NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company and the Trustee hereby mutually covenant and agree for the equal and proportionate benefit of all Holders of the Notes as follows:

                                        I
                                   AMENDMENTS

                  Upon execution of this Supplemental Indenture, the terms of the Notes and the Indenture shall be amended as follows:

                  I.1. Section 1.01 of the Indenture shall be amended as follows:

                  (a) by deleting clause (x) of the definition of "Permitted Investments" and substituting in lieu thereof the following:

                  "(x)     Investments funded or financed with Purchase Money
         Debt; and


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                     (xi)          Investments in existence at the Issue Date.";

                  (b) by deleting clause (v) of the definition of "Permitted Liens" and substituting in lieu thereof the following:

                  "(v) Liens to secure Indebtedness permitted to be incurred under Section 4.09(b)(i) or Section 4.09(b)(ix) hereof;" and

                  (c) by adding the following definitions in appropriate alphabetical order:

                  "`Debt to Capital Ratio' means, as at any date of determination, the ratio of (i) the amount of Indebtedness of the Company and its Restricted Subsidiaries then outstanding on a consolidated basis as at the date of determination to (ii) the capital of the Company and its Restricted Subsidiaries on a consolidated basis as at such date. For purposes of this calculation, "capital" shall mean stockholders' equity (deficit), except that all Preferred Stock shall be included and retained earnings (deficit) shall be excluded, each as determined in accordance with GAAP."

                  "`Purchase Money Debt' means Indebtedness of the Company (including Acquired Indebtedness and Indebtedness represented by Capital Lease Obligations, mortgage financings and purchase money obligations) incurred for the purpose of financing all or any part of the cost of construction, acquisition or improvement by the Company or any Subsidiary of the Company or any joint venture of any Telecommunications Assets of the Company, any Subsidiary of the Company or any joint venture, and including any related notes, Guarantees, collateral documents, instruments and agreements executed in connection therewith, as the same may be amended, supplemented, modified or restated from time to time."


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                  I.2. Section 4.09(a) of the Indenture shall be amended by
deleting such paragraph in its entirety and substituting in lieu thereof the following:

                  "(a) The Company shall not, and shall not permit its Restricted Subsidiaries to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness), and the Company shall not issue any Disqualified Stock or permit any of its Restricted Subsidiaries to issue any Disqualified Stock or Preferred Stock; provided that the Company may incur Indebtedness or issue Disqualified Stock if, after giving effect to such issuance or incurrence on pro forma basis, (i) the Debt to EBITDA Ratio of the Company does not exceed 5.5x in the case of any issuance or incurrence on or before November 1, 1998, or 5.0x in the case of any issuance or incurrence thereafter or (ii) the Debt to Capital Ratio as of the most recent available quarterly or annual balance sheet, after giving pro forma effect to the incurrence of such Indebtedness and any other Indebtedness incurred since such balance sheet date and the receipt and application of the proceeds thereof, does not exceed 2.0x; provided that in determining the amount of Indebtedness the Company may incur in reliance upon the alternative set forth in clause (ii), $100,000,000 shall be subtracted from such amount."

                  I.3. Section 4.09(b) of the Indenture shall be amended as follows:

                  (a) by deleting in its entirety clause (ix) thereof and substituting in lieu thereof the following:

                  "(ix)    Purchase Money Debt, provided that the amount of such
         Purchase Money Debt does not exceed the cost of the construction, acquisition or improvement of the applicable Telecommunications Assets; provided, however that the Company may not incur, as of any date of determination, Purchase Money Debt in excess of 50% of the amount of accreted unsecured Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis as at such date (the "Purchase Money Debt Allowance"); provided further, however that in calculating such Purchase Money Debt Allowance, incurrences of Purchase Money Debt consisting of (A) Capital Lease Obligations resulting from the conversion of operating leases in an amount not to exceed $36,000,000 and (B) Indebtedness incurred pursuant to Section 4.09(b)(i) shall not be included;"; and

                  (b) by deleting "$428,634" at the end of clause (xiv) thereof and substituting in lieu thereof, "$10,000,000".


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                                       II
                                 MISCELLANEOUS

                  II.1. For all purposes of this Supplemental Indenture, except as otherwise herein expressly provided or unless the context otherwise requires:
(A) the terms and expressions used herein shall have the same meanings as corresponding terms and expressions used in the Indenture and (B) the words "herein," "hereof" and "hereby" and other words of similar import used in this Supplemental Indenture refer to this Supplemental Indenture as a whole and not any particular Article, Section or other subdivision.

                  II.2. Upon execution of this Supplement Indenture, the Indenture shall be modified in accordance herewith, but except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect.

                  II.3. Upon execution, this Supplemental Indenture shall form a part of the Indenture and the Supplemental Indenture and the Indenture shall be read, taken and construed as one and the same instrument for all purposes, and every holder of Notes heretofore or hereafter authenticated and delivered under the Indenture shall be bound hereby.

                  II.4. This Supplemental Indenture shall become effective as of the date first above written.

                  II.5. The Trustee accepts the amendment to the Indenture effected by this Supplemental Indenture and agrees to execute the trust created by the Indenture, as hereby amended, but only upon the terms and conditions set forth in the Indenture, as hereby amended, including the terms and provisions defining and limiting the liabilities and responsibilities of the Trustee, which terms and provisions shall in like manner define and limit the Trustee's liabilities in the performance of the trust created by the Indenture, as hereby amended. Without limiting the generality of the foregoing, the Trustee has no responsibility for the correctness of the recitals of fact herein contained which shall be taken as the statements of the Company and makes no representations as to the validity or sufficiency of this Supplemental Indenture, except as to the due and valid execution hereof by the Trustee, and shall incur no liability or responsibility in respect of the validity thereof. The Trustee's execution of this Supplemental Indenture should not be construed to be an approval or disapproval of the advisability of the amendments to the Indenture provided herein.

                  II.6. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY IN SAID STATE.


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                  II.7. This Supplemental Indenture may be executed in any
number of counterparts, each of which when so executed shall be deemed to be an original, and all of such counterparts shall together constitute one and the same instrument.


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                  IN WITNESS WHEREOF, the parties hereto have caused this
Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and duly attested, all as of the day and year first above written.

                                          AMERICAN COMMUNICATIONS SERVICES, INC.

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title:

                                          THE CHASE MANHATTAN BANK, as Trustee

                                          By:
                                             -----------------------------------
                                             Name:
                                             Title: